Exhibit 23.1


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-78323, 33-9082, 33-26468, 33-33701 and 333-19007) and Form S-3 (Nos. 333-15675 and
333-21953) of Hughes Supply, Inc. of our report dated March 21, 1997, appearing on page 27 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
April 25, 1997